EXHIBIT 10(f)(3)

AMENDMENT NO. 3

TO THE

2008 RESTATEMENT OF THE XEROX CORPORATION

UNFUNDED RETIREMENT INCOME GUARANTEE PLAN

W   I   T   N   E   S   S   E   T   H  :

WHEREAS, Xerox Corporation (the “Company”) has adopted the 2008 Restatement of the Xerox Corporation Unfunded Retirement Income Guarantee Plan, as amended by Amendment Nos. 1 and 2 (hereinafter referred to as the “Plan”), and

WHEREAS, the Company has determined that it is advisable to amend the Plan,

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	A new Section 8.4 shall be added to read in its entirety as follows:

“Section 8.4 Overpayments. If the Administrator pays any amount to or for the benefit of a Participant, beneficiary, alternate payee or any other person (collectively, any “Payee”) to which the Payee is not entitled by the terms of the Plan, such payment is an Overpayment. The Payee is obligated to reimburse the Overpayment to the Company, up to its full amount. The Company has the right to recover the Overpayment by any means or action allowed at law or equity, including, without limitation, the reduction of benefits, salary or other amounts payable by the Company to the Payee, or to his spouse, beneficiaries, alternate payees, heirs, assigns or estate. The Overpayment shall be held in constructive trust and subject to an equitable lien in favor of the Plan, whether the Overpayment is held by the Payee, or by any third party including without limitation, a Payee’s spouse, beneficiaries, assigns, alternate payees, or estate; the trustee of an individual retirement account, qualified plan or other trust; or any attorney.”

This Amendment shall be effective as of the date hereof. In all other respects, the Plan shall remain unchanged.

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed as of the 5th day of May, 2009.

  XEROX CORPORATION